                      FIRST FORTIS MASTERS VARIABLE ANNUITY
                       FIRST FORTIS LIFE INSURANCE COMPANY

                               FILE NO. 333-14761



      SUPPLEMENT DATED NOVEMBER 6, 2003 TO THE PROSPECTUS DATED MAY 1, 2003

              SUPPLEMENT DATED NOVEMBER 6, 2003 TO YOUR PROSPECTUS


The name of Hartford Growth and Income HLS Fund has been changed to Hartford Disciplined Equity HLS Fund. All references to "Hartford Growth and Income HLS Fund" are deleted and replaced with "Hartford Disciplined Equity Fund."

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV- 4284